Exhibit 99.1
For Immediate Release July 21, 2014	Contacts: Debbie Hancock (Investor Relations) 401-727-5401 Debbie.Hancock@hasbro.com
Julie Duffy (News Media) 401-727-5931 Julie.Duffy@hasbro.com

Hasbro Reports Financial Results for the Second Quarter 2014

•	Second quarter 2014 revenues up 8% to $829.3 million; International segment revenues up 17% and Entertainment and Licensing revenues increased 35%;
•	Franchise Brand revenues grew 36%; Boys category revenues up 32% and Girls category revenues up 10%;
•	Adjusted operating profit increased 8% and adjusted net earnings increased 24% to $47.3 million or $0.36 per diluted share, excluding an unfavorable tax adjustment in 2014 and pension charges in 2013;
•	Closed $600 million notes offering and refinanced $425 million in debt with lowest coupon rate in Company history;
•	Repurchased 2.5 million shares of common stock at a total cost of $136.3 million and an average price of $54.06 per share.

Pawtucket, R.I., July 21, 2014 -- Hasbro, Inc. (NASDAQ: HAS) today reported financial results for the second quarter 2014.  Net revenues for the second quarter 2014 increased 8% to $829.3 million from $766.3 million in 2013.  Foreign exchange had an unfavorable $1.2 million impact on second quarter revenues.

Net earnings for the second quarter 2014 were $33.5 million, or $0.26 per diluted share, compared to $36.5 million, or $0.28 per diluted share, in 2013.  Excluding an unfavorable tax adjustment of $13.8 million, or $0.10 per diluted share, adjusted net earnings for the second quarter 2014 were $47.3 million, or $0.36 per diluted share.  Excluding pre-tax partial pension settlement charges of $2.5 million, or $0.01 per diluted share, associated with restructuring actions, adjusted net earnings for the second quarter 2013 were $38.3 million, or $0.29 per diluted share.

"Second quarter performance reflects our continuing re-imagination of brands across the brand blueprint and the positive impact of our investment and focus on strategic growth opportunities within Hasbro," said Brian Goldner, Hasbro's President and Chief Executive Officer.  "Hasbro Franchise Brands, Emerging Markets and the Entertainment and Licensing segment posted strong second quarter growth.  The combination of great brand innovation and storytelling is resonating with consumers globally to deliver revenue and profit improvements across multiple product categories and segments."

"While delivering our second quarter, we continued to focus on long-term strategic investments in our brands, our systems and our capital structure," said Deborah Thomas, Hasbro's Chief Financial Officer.  "Notably, we successfully refinanced $425 million of debt, raising a total of $600 million at the lowest coupon rate in our history.  Our inventory is positioned to support consumer demand in the all-important holiday period, and our cash position remains strong after returning $325 million to shareholders through share repurchases and dividends in the first six months of the year."

Second Quarter 2014 Major Segment Performance

	Net Revenues ($ Millions)			Operating Profit ($ Millions)
	Q2 2014	Q2 2013	% Change	Q2 2014	Q2 2013	% Change
U.S. and Canada	$383.0	$389.2	-2%	$46.9	$59.0	-20%
International	$396.8	$340.2	+17%	$29.2	$14.8	+98%
Entertainment and Licensing	$47.7	$35.3	+35%	$14.6	$3.7	+295%

Note:  Second quarter 2013 pre-tax partial pension settlement charges are in Corporate and Eliminations.  See attached table: Supplemental Financial Data, Restructuring Charges, Pension Costs and Tax Adjustments.

U.S. and Canada segment net revenues of $383.0 million decreased 2% compared to $389.2 million in 2013.  The segment's results reflect growth in the Boys and Girls product categories offset by declines in the Games and Preschool categories.  The U.S. and Canada segment reported operating profit of $46.9 million versus $59.0 million in 2013.

International segment net revenues increased 17% to $396.8 million compared to $340.2 million in 2013.  Revenues in the International segment reflect double-digit growth in Europe, Latin America and Asia Pacific as well as growth in the Boys, Girls and Preschool product categories.  The International segment reported operating profit of $29.2 million, up 98% versus $14.8 million in 2013.

Entertainment and Licensing segment net revenues increased 35% to $47.7 million compared to $35.3 million in 2013.  The segment benefited from growth in lifestyle licensing, digital gaming and the addition of Backflip Studios.  The Entertainment and Licensing segment reported 295% growth in operating profit to $14.6 million compared to $3.7 million in 2013.

Second Quarter 2014 Product Category Performance

	Net Revenues ($ Millions)
	Q2 2014	Q2 2013	% Change
Boys	$335.8	$253.7	+32%
Games	$225.7	$255.4	-12%
Girls	$163.8	$149.4	+10%
Preschool	$103.9	$107.8	-4%

Second quarter 2014 net revenues in the Boys category increased 32% to $335.8 million behind growth in TRANSFORMERS and MARVEL products.

Games category revenues decreased 12% in the quarter to $225.7 million.  Growth in Franchise Brand MONOPOLY, THE GAME OF LIFE, initial shipments of SIMON SWIPE - one of several new gaming initiatives launching for the important holiday season - and the contribution of Backflip Studios all contributed positively to the category.  These gains were offset by declines in several brands, including TWISTER, DUEL MASTERS and MAGIC: THE GATHERING.

The Girls category grew 10% in the second quarter 2014 to $163.8 million.  MY LITTLE PONY, MY LITTLE PONY EQUESTRIA GIRLS and NERF REBELLE continued to drive the strong growth in the category.

Preschool category revenues decreased 4% to $103.9 million in the second quarter 2014.   PLAY-DOH and TRANSFORMERS RESCUE BOTS revenues increased but were more than offset by declines in other Preschool initiatives, including core PLAYSKOOL and SESAME STREET products.

Dividend and Share Repurchase

The Company paid $55.7 million in cash dividends to shareholders during the second quarter 2014.  The next quarterly cash dividend payment of $0.43 per common share is scheduled for August 15, 2014 to shareholders of record at the close of business on August 1, 2014.

During the second quarter, Hasbro repurchased a total of 2.5 million shares of common stock at a total cost of $136.3 million and an average price of $54.06 per share.  Through the first two quarters, the Company repurchased 4.0 million shares of common stock at a total cost of $216.8 million and an average price of $54.17 per share.  At quarter-end, $308.1 million remained available in the current share repurchase authorization.

Conference Call Webcast

Hasbro will webcast its second quarter 2014 earnings conference call at 8:30 a.m. Eastern Time today.  To listen to the live webcast and access the accompanying presentation slides, please go to http://investor.hasbro.com.   The replay of the call will be available on Hasbro's web site approximately 2 hours following completion of the call.

About Hasbro, Inc.

Hasbro, Inc. (NASDAQ: HAS) is a branded play company dedicated to fulfilling the fundamental need for play for children and families through the creative expression of the Company's world class brand portfolio, including TRANSFORMERS, MONOPOLY, PLAY-DOH, MY LITTLE PONY, MAGIC: THE GATHERING, NERF and LITTLEST PET SHOP.  From toys and games, to television programming, motion pictures, digital gaming and a comprehensive licensing program, Hasbro strives to delight its global customers with innovative play and entertainment experiences, in a variety of forms and formats, anytime and anywhere. The Company's Hasbro Studios develops and produces television programming for more than 180 territories around the world, and for the U.S. on Hub Network, part of a multi-platform joint venture between Hasbro and Discovery Communications (NASDAQ: DISCA, DISCB, DISCK). Through the Company's deep commitment to corporate social responsibility, including philanthropy, Hasbro is helping to build a safe and sustainable world for future generations and to positively impact the lives of millions of children and families every year. It has been recognized for its efforts by being named one of the "World's Most Ethical Companies" and is ranked as one of Corporate Responsibility Magazine's "100 Best Corporate Citizens." Learn more at www.hasbro.com.

© 2014 Hasbro, Inc. All Rights Reserved.
Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company's potential performance in the future, including with respect to its planned cost savings initiative and profitability, and the Company's ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company's costs; (ii) downturns in economic conditions affecting the Company's markets which can negatively impact the Company's retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and spending, including lower spending on purchases of the Company's products; (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (iv) potential difficulties or delays the Company may experience in implementing cost savings and efficiency enhancing initiatives; (v) other economic and public health conditions or regulatory changes in the markets in which the Company and its customers and suppliers operate which could create delays or increase the Company's costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vi) currency fluctuations, including movements in foreign exchange rates, which can lower the Company's net revenues and earnings, and significantly impact the Company's costs; (vii) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company's customers or changes in their purchasing or selling patterns; (viii) consumer interest in and acceptance of Hub Network, and programming created by Hasbro Studios, and other factors impacting the financial performance of the network and Hasbro Studios; (ix) the inventory policies of the Company's retail customers, including retailers' potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of the Company's revenues in the second half and fourth quarter of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (x) delays, increased costs or difficulties associated with any of our or our partners' planned digital applications or media initiatives; (xi) work disruptions, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (xii) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xiii) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to offer Company products which consumers choose to buy instead of competitive products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xiv) concentration of manufacturing for many of the Company's products in the People's Republic of China and the associated impact to the Company of social, economic or public health conditions and other factors affecting China, the movement of products into and out of China, the cost of producing products in China and exporting them to other countries; (xv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xvi) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for the Company's products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xvii) the impact of litigation or arbitration decisions or settlement actions; and (xviii) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission ("SEC") filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.
This press release includes a non-GAAP financial measure as defined under SEC rules, specifically EBITDA.  EBITDA represents net earnings attributable to Hasbro, Inc. excluding net loss attributable to noncontrolling interests, interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

This press release also includes the Company's 2013 costs and expenses, operating profit, net earnings and diluted earnings per share excluding the impact of restructuring and related pension charges.  2014 net earnings and diluted earnings per share also exclude certain unfavorable tax adjustments.  Management believes that presenting this data excluding these charges and tax adjustments assists investors' understanding of the underlying performance of the results of operations.

HAS-E

Investor Contact:  Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com

Press Contact: Julie Duffy | Hasbro, Inc. | (401) 727-5931 | julie.duffy@hasbro.com

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)
	June 29, 2014	June 30, 2013
ASSETS
Cash and Cash Equivalents	$586,151	$1,022,345
Accounts Receivable, Net	738,899	640,503
Inventories	492,822	359,969
Other Current Assets	386,333	343,385
Total Current Assets	2,204,205	2,366,202
Property, Plant and Equipment, Net	236,881	237,774
Other Assets	1,697,509	1,574,323
Total Assets	$4,138,595	$4,178,299

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$9,188	$192,918
Current Portion of Long-term Debt	-	432,458
Payables and Accrued Liabilities	715,504	671,346
Total Current Liabilities	724,692	1,296,722
Long-term Debt	1,559,895	959,895
Other Liabilities	357,766	465,656
Total Liabilities	2,642,353	2,722,273
Redeemable Noncontrolling Interests	44,194	-
Total Shareholders' Equity	1,452,048	1,456,026
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Equity	$4,138,595	$4,178,299

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Quarter Ended				Six Months Ended
(Thousands of Dollars and Shares Except Per Share Data)	June 29, 2014	% Net Revenues	June 30, 2013	% Net Revenues	June 29, 2014	% Net Revenues	June 30, 2013	% Net Revenues
Net Revenues	$829,262	100.0%	$766,342	100.0%	$1,508,715	100.0%	$1,430,036	100.0%
Costs and Expenses:
Cost of Sales	320,336	38.6%	300,570	39.2%	578,881	38.4%	568,142	39.7%
Royalties	70,533	8.5%	50,229	6.6%	120,114	8.0%	99,621	7.0%
Product Development	51,707	6.2%	47,904	6.2%	98,964	6.6%	95,089	6.6%
Advertising	81,693	9.9%	73,657	9.6%	148,952	9.9%	140,791	9.9%
Amortization of Intangibles	11,892	1.4%	12,037	1.6%	25,294	1.7%	23,453	1.7%
Program Production Cost Amortization	6,710	0.8%	10,309	1.3%	11,368	0.8%	16,032	1.1%
Selling, Distribution and Administration	203,827	24.6%	197,548	25.8%	399,130	26.5%	402,193	28.1%
Operating Profit	82,564	10.0%	74,088	9.7%	126,012	8.4%	84,715	5.9%
Interest Expense	22,802	2.7%	22,225	2.9%	45,230	3.0%	45,204	3.2%
Other (Income) Expense, Net	(4,755)	-0.6%	787	0.1%	(9,730)	-0.6%	4,928	0.3%
Earnings before Income Taxes	64,517	7.8%	51,076	6.7%	90,512	6.0%	34,583	2.4%
Income Taxes	31,697	3.8%	14,596	1.9%	26,178	1.7%	4,774	0.3%
Net Earnings	32,820	4.0%	36,480	4.8%	64,334	4.3%	29,809	2.1%
Net Loss Attributable to Noncontrolling Interests	(655)	-0.1%	-	0.0%	(1,228)	-0.1%	-	0.0%
Net Earnings Attributable to Hasbro, Inc.	$33,475	4.0%	$36,480	4.8%	$65,562	4.3%	$29,809	2.1%

Per Common Share
Net Earnings Attributable to Hasbro, Inc.
Basic	$0.26		$0.28		$0.50		$0.23
Diluted	$0.26		$0.28		$0.50		$0.23

Cash Dividends Declared	$0.43		$0.40		$0.86		$0.80

Weighted Average Number of Shares
Basic	129,381		130,323		130,306		129,831
Diluted	130,930		131,980		131,831		131,437

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Thousands of Dollars)
	Six Months Ended
	June 29, 2014	June 30, 2013
Cash Flows from Operating Activities:
Net Earnings	$64,334	$29,809
Non-cash Adjustments	101,977	85,305
Changes in Operating Assets and Liabilities	(57,041)	183,022
Net Cash Provided by Operating Activities	109,270	298,136

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(51,636)	(53,555)
Other	(1,028)	4,459
Net Cash Utilized by Investing Activities	(52,664)	(49,096)

Cash Flows from Financing Activities:
Net Proceeds from Borrowings with Maturity Greater Than 3 Months	559,986	-
Repayments of Borrowings with Maturity Greater Than 3 Months	(425,000)	-
Net Proceeds (Repayments) from Short-term Borrowings	1,430	(31,147)
Purchases of Common Stock	(213,935)	(55,932)
Stock-based Compensation Transactions	31,469	72,065
Dividends Paid	(108,097)	(52,125)
Net Cash Utilized by Financing Activities	(154,147)	(67,139)

Effect of Exchange Rate Changes on Cash	1,243	(9,257)

Cash and Cash Equivalents at Beginning of Year	682,449	849,701

Cash and Cash Equivalents at End of Period	$586,151	$1,022,345

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(Thousands of Dollars)

	Quarter Ended			Six Months Ended
	June 29, 2014	June 30, 2013	% Change	June 29, 2014	June 30, 2013	% Change
Major Segment Results
U.S. and Canada Segment:
External Net Revenues	$383,001	$389,243	-2%	$720,700	$731,302	-1%
Operating Profit	46,928	59,004	-20%	82,691	96,747	-15%
Operating Margin	12.3%	15.2%		11.5%	13.2%

International Segment:
External Net Revenues	396,849	340,176	17%	702,324	629,989	11%
Operating Profit	29,232	14,793	98%	31,646	10,288	208%
Operating Margin	7.4%	4.3%		4.5%	1.6%

Entertainment and Licensing Segment:
External Net Revenues	47,663	35,336	35%	82,537	66,110	25%
Operating Profit	14,645	3,712	295%	20,627	8,997	129%
Operating Margin	30.7%	10.5%		25.0%	13.6%

International Segment Net Revenues by Major Geographic Region
Europe	$216,268	$185,860	16%	$423,810	$378,449	12%
Latin America	97,019	82,816	17%	150,303	128,529	17%
Asia Pacific	83,562	71,500	17%	128,211	123,011	4%
Total	$396,849	$340,176		$702,324	$629,989

Net Revenues by Product Category
Boys	$335,798	$253,684	32%	$583,573	$496,480	18%
Games	225,702	255,409	-12%	446,228	486,324	-8%
Girls	163,817	149,419	10%	302,517	264,193	15%
Preschool	103,945	107,830	-4%	176,397	183,039	-4%
Total Net Revenues	$829,262	$766,342		$1,508,715	$1,430,036

Reconciliation of EBITDA
Net Earnings Attributable to Hasbro, Inc.	$33,475	$36,480		$65,562	$29,809
Net Loss Attributable to Noncontrolling Interests	(655)	-		(1,228)	-
Interest Expense	22,802	22,225		45,230	45,204
Income Taxes	31,697	14,596		26,178	4,774
Depreciation	28,573	23,830		50,078	43,181
Amortization of Intangibles	11,892	12,037		25,294	23,453
EBITDA	$127,784	$109,168		$211,114	$146,421

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RESTRUCTURING CHARGES, PENSION COSTS AND TAX ADJUSTMENTS
(Unaudited)
(Thousands of Dollars)

2013 Operating Profit, Excluding Restructuring and Related Pension Charges
Quarter Ended June 30, 2013	As Reported	Less Restructuring and Related Pension Charges	Excluding Restructuring and Related Pension Charges	% Net Revenues
Net Revenues	$766,342	$-	$766,342	100.0%
Costs and Expenses:
Cost of Sales	300,570	-	300,570	39.2%
Royalties	50,229	-	50,229	6.6%
Product Development	47,904	-	47,904	6.2%
Advertising	73,657	-	73,657	9.6%
Amortization of Intangibles	12,037	-	12,037	1.6%
Program Production Cost Amortization	10,309	-	10,309	1.3%
Selling, Distribution and Administration	197,548	(2,462)	195,086	25.5%
Operating Profit	$74,088	$(2,462)	$76,550	10.0%

Six Months Ended June 30, 2013	As Reported	Less Restructuring and Related Pension Charges	Excluding Restructuring and Related Pension Charges	% Net Revenues
Net Revenues	$1,430,036	$-	$1,430,036	100.0%
Costs and Expenses:
Cost of Sales	568,142	(8,493)	559,649	39.1%
Royalties	99,621	-	99,621	7.0%
Product Development	95,089	(3,515)	91,574	6.4%
Advertising	140,791	-	140,791	9.9%
Amortization of Intangibles	23,453	-	23,453	1.7%
Program Production Cost Amortization	16,032	-	16,032	1.1%
Selling, Distribution and Administration	402,193	(19,380)	382,813	26.7%
Operating Profit	$84,715	$(31,388)	$116,103	8.1%

Net Earnings and Earnings per Share Excluding Restructuring Charges, Pension Costs and Tax Adjustments
	Quarter Ended
	June 29, 2014	Diluted Per Share Amount	June 30, 2013	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc., as Reported	$33,475	$0.26	$36,480	$0.28
Restructuring and Related Pension Charges, Net of Tax	-	-	1,790	0.01
Unfavorable Tax Adjustment	13,846	0.10	-	-
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$47,321	$0.36	$38,270	$0.29

	Six Months Ended
	June 29, 2014	Diluted Per Share Amount	June 30, 2013	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc., as Reported	$65,562	$0.50	$29,809	$0.23
Restructuring and Related Pension Charges, Net of Tax	-	-	20,567	0.16
Unfavorable Tax Adjustments, Net	366	-	-	-
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$65,928	$0.50	$50,376	$0.39

2013 Restructuring and Related Pension Charges - by Segment
	Quarter Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
U.S. and Canada Segment	$-	$-	$-	$-
International Segment	-	-	-	-
Entertainment and Licensing Segment	-	-	-	1,729
Global Operations Segment	-	-	-	-
Corporate and Eliminations	-	2,462	-	29,659
Total Restructuring Charges	$-	$2,462	$-	$31,388